Exhibit (a)(5)

LETTER TO CLIENTS

Offer by

FOX ACQUISITION CORP

to Exchange

2.04 Shares of Class A Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

NEWS CORPORATION

for

Each Outstanding Share of Class A Common Stock

of

FOX ENTERTAINMENT GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 18, 2005, UNLESS THE OFFER IS EXTENDED.

March 4, 2005

To Our Clients:

Enclosed for your consideration are the News Corporation Prospectus Supplement, dated March 4, 2005 (the “Prospectus Supplement”), the Accompanying Prospectus, dated February 2, 2005 (the “Accompanying Prospectus”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by Fox Acquisition Corp, a Delaware corporation and a direct wholly owned subsidiary of News Corporation, a Delaware corporation, to exchange 2.04 shares of Class A Common Stock, par value $0.01 per share, of News Corporation (including the associated preferred stock purchase rights) (the “News Corporation Shares”) and cash in lieu of fractional shares, for each outstanding share of Class A Common Stock, par value $0.01 per share (collectively, the “Shares”), of Fox Entertainment Group, Inc., a Delaware Corporation (“Fox”), upon the terms and subject to the conditions of the Offer.

We (or our nominees) are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The consideration per Share is 2.04 News Corporation Shares, as described in the Prospectus Supplement.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made without the prior approval of the Fox board of directors.

4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, March 18, 2005, unless the Offer is extended.

5. The Offer is conditioned upon, among other things, (1) the “Minimum Tender Condition” being satisfied, meaning that there must be validly tendered, and not properly withdrawn prior to the expiration of the Offer, at least a majority of the outstanding shares of Fox Class A Common Stock not beneficially owned, as of the close of business on the date immediately prior to the expiration of the Offer, by News Corporation or Fox Acquisition Corp, or their respective affiliates, directors and executive officers, or the directors and executive officers of Fox, and (2) News Corporation having received a private letter ruling from the Internal Revenue Service, acceptable in form and substance to News Corporation, the effect of which is that certain internal restructuring transactions to be effected by News Corporation prior to the completion of the offer will not result in liability of News Corporation or any of its affiliates under an indemnity agreement with a third party, and the completion of such internal restructuring transactions. The Offer is also subject to the other conditions set forth in the Prospectus Supplement and the Accompanying Prospectus. See “The Offer—Conditions of the Offer” in the Prospectus and the Accompanying Prospectus.

6. If Fox Acquisition Corp successfully completes the Offer, News Corporation will effect a “short form” merger of Fox into Fox Acquisition Corp as soon as practicable after the completion of the Offer unless prevented from doing so by a court or other legal requirement. In this merger, each Share remaining outstanding would be converted into the same consideration that Fox stockholders receive pursuant to the Offer, unless a Fox stockholder properly perfects appraisal rights.

7. Fox Acquisition Corp will pay cash in lieu of any fraction of a News Corporation Share to which a Fox stockholder would otherwise be entitled. A Fox stockholder who fails to complete and sign the Substitute Form W-9 (or obtain and complete a Form W-8, in the case of a foreign stockholder) may be subject to a required federal backup withholding tax on any payment to the stockholder pursuant to the Offer.

8. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company of New York (the “Exchange Agent”) of (a) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a “Book-Entry Confirmation”) into the Exchange Agent’s account at The Book-Entry Transfer Facility (as defined in the Letter of Transmittal), (b) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Letter of Transmittal) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares and all other required documents are actually received by the Exchange Agent.

9. Any stock transfer taxes applicable to the sale of Shares to Fox Acquisition Corp pursuant to the Offer will be paid by Fox Acquisition Corp, except as otherwise provided in the Prospectus Supplement, the Accompanying Prospectus and the related Letter of Transmittal.

The Offer is being made only by the Prospectus Supplement, the Accompanying Prospectus and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of Shares. Fox Acquisition Corp is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Fox Acquisition Corp becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Fox Acquisition Corp will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Fox Acquisition Corp cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to tender, but your Share Certificates are not immediately available or you cannot deliver your Share Certificates and all other required documents to the Exchange Agent prior to the expiration date of the

Offer or you cannot comply with the procedure for book-entry transfer on a timely basis, you may tender your Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth herein and in “The Offer—Guaranteed Delivery” in the Prospectus Supplement and the Accompanying Prospectus.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the back page of this letter. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE

OFFER BY

FOX ACQUISITION CORP

TO EXCHANGE

2.04 Shares of Class A Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

NEWS CORPORATION

for

Each Outstanding Share of Class A Common Stock

of

FOX ENTERTAINMENT GROUP, INC.

The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus Supplement, dated March 4, 2005 (the “Prospectus Supplement”), the Accompanying Prospectus dated February 2, 2005 (the “Accompanying Prospectus”), and the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the offer by Fox Acquisition Corp, a Delaware corporation and a direct wholly owned subsidiary of News Corporation, a Delaware corporation, to exchange 2.04 shares of Class A Common Stock, par value $0.01 per share, of News Corporation (including the associated preferred stock purchase rights) (the “News Corporation Shares”) and cash in lieu of fractional shares, for each outstanding share of Class A Common Stock, par value $0.01 per share (collectively, the “Shares”), of Fox Entertainment Group, Inc., a Delaware corporation (“Fox”), upon the terms and subject to the conditions set forth in the Prospectus Supplement and the Accompanying Prospectus and in the related Letter of Transmittal.

This will instruct you to tender to Fox Acquisition Corp the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*

Account No.:

Signature(s):
SIGN HERE

Dated:

Print Name(s):

Address(es):

Area Code and Telephone Number:

Tax Identification or Social Security Number:

* Unless otherwise indicated, it will be assumed that you instruct us to tender all Shares held by us for your account.

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